EXHIBIT 99.1

MIDWAY REPORTS ADDITIONAL LONG AND HIGH GRADE GOLD INTERCEPTS AT
SPRING VALLEY, NEVADA
157 meters of 1.75 grams per tonne gold

August 13, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-MKT) announces continuing progress by Barrick Gold Exploration Inc. ("Barrick"), which is earning into Midway's Spring Valley Project, Nevada.  Second quarter drill results calculated by Midway from data provided by Barrick are shown in Table 1. Multiple holes have long intercepts with good grades which include shorter sections with higher grades.

●	SV12-561c	157 meters of 1.75 grams per tonne (gpt) gold including 17.1 meters of 8.06 gpt
●	SV12-565c	144.9 meters of 1.65 gpt gold including 1.5 meters of 113.52 gpt
●	SV12-570	80.8 meters of 1.61 gpt gold including 1.5 meters of 45.60 gpt gold
●	SV12-568	30.5 meters of 1.20 gpt gold including 1.5 meters of 8.33 gpt 13.7 meters of 5.38 gpt gold including 3.0 meters of 15.05 gpt 80.8 meters of 1.10 gpt gold including 1.5 meters of 5.21 gpt

Other higher grade intercepts include
●	1.2 meters of 14.16 gpt gold in SV12-571c
●	1.5 meters of 8.30 gpt gold in SV12-572c
●	1.5 meters of 12.14 gpt gold in SV12-579
●	3.0 meters of 10.39 gpt gold in SV12-589

Ken Brunk, Midway’s President and CEO said “We are very pleased with Barrick’s continued progress at our Spring Valley project.  The exploration phase of this year’s program continues to show growth potential, particularly in the north, as well as identifying new targets.  Emphasis is now shifting to complete this year’s Project Development program in support of an initial economic evaluation.  Barrick continues to fund its earn-in requirement ahead of schedule. "

Barrick has two drill rigs operating on the property and has completed 6,035 meters of reverse circulation and 2,970 meters of core drilling during the second quarter.  The map below shows locations for drill holes included in Table 1. Exploration drilling is focused on step-out drilling to the south of the defined resource and in-fill drilling in the resource area to convert and expand resource areas into higher confidence categories. Additional surface work continues to identify exploration targets beyond known resource areas.

Development drilling is gathering metallurgical, hydrological and geotechnical data for a scoping-level economic evaluation. Hydrology studies are underway and geotechnical drilling will follow. A second round of metallurgical testwork is expected to begin later this year.

Barrick budgeted $11.5 million in 2012 for work at Spring Valley. This amount is $3.5 million, or more than 43%, above the minimum expenditure level that Barrick must spend to maintain its earn-in schedule.  Barrick has the right to earn a 60% interest in the project by completing expenditures totaling US$30 million before December 31, 2013.

Table 1.  Significant New Drill Hole Gold Intercepts from Q2 Report 2012
Spring Valley Project, Nevada
(Calculated by Midway from data provided by Barrick)

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
SV12-557c	MS	103.9	183.2	79.2	0.79
includes	MS			1.5	8.02
SV12-559c	MS	151.5	184.7	33.2	0.34
	MS	245.7	251.8	6.1	1.23
	MS	289.0	341.7	52.7	0.31
	MS	349.6	364.5	14.9	0.75
	MS	407.2	444.1	36.9	0.31
SV12-560c	MS	54.9	73.2	18.3	0.24
	Additional Assays Pending
SV12-561c	MS	334.7	492.3	157.6	1.75
includes	MS			17.1	8.06
	Additional Assays Pending
SV12-563	MS	123.4	131.1	7.6	0.48
	MS	193.5	207.3	13.7	0.75
	MS	221.0	254.5	33.5	0.75
	MS	285.0	301.8	16.8	0.51
	MS	310.9	336.8	25.9	0.51
SV12-565c	MS	187.8	199.9	12.2	0.79
	MS	219.9	273.1	53.2	0.75
includes	MS			2.3	10.59
	MS	288.5	433.4	144.9	1.65
includes	MS			1.5	113.52
and	MS			1.5	3.70
	MS	448.1	463.1	15.1	0.45
SV12-568	MS	131.1	143.3	12.2	0.89
includes	MS			1.5	6.07
	MS	155.4	158.5	3.0	0.62
	MS	170.7	201.2	30.5	1.20
includes	MS			1.5	3.94
and	MS			1.5	8.33
	MS	219.5	233.2	13.7	5.38
includes	MS			1.5	15.15
and	MS			3.0	15.05

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
	MS	266.7	292.6	25.9	0.82
includes	MS			1.5	5.59
	MS	312.4	393.2	80.8	1.10
includes	MS			1.5	4.94
and	MS			1.5	5.21
and	MS			1.5	5.18
	MS	406.9	414.5	7.6	0.48
SV12-569	MS	80.8	88.4	7.6	0.72
	MS	170.7	179.8	9.1	0.72
SV12-570	MS	150.9	231.6	80.8	1.61
includes	MS			1.5	3.87
and	MS			1.5	4.35
and	MS			1.5	4.66
and	MS			1.5	3.77
and	MS			1.5	45.60
	MS	248.4	256.0	7.6	0.82
	MS	275.8	278.9	3.0	3.39
	MS	289.6	301.8	12.2	0.38
SV12-571c	MS	143.6	167.9	24.4	0.58
includes	MS			1.5	4.42
	MS	182.9	184.1	1.2	14.16
SV12-572c	MS	182.3	191.3	9.0	0.38
	MS	207.4	208.9	1.5	8.30
SV12-573c	MS	29.0	30.5	1.5	0.58
	MS	185.9	190.5	4.6	0.41
	Additional Assays Pending
SV12-574	MS	185.9	190.5	4.6	0.41
SV12-575	MS	No significant intercept
SV12-576	MS	42.7	44.2	1.5	3.53
	MS	62.5	77.7	15.2	0.38
SV12-577c	MS	26.5	35.7	9.4	0.96
includes	MS			1.5	3.50
SV12-578	FA	38.1	39.6	1.5	0.45
	FA	140.2	141.7	1.5	0.79
	MS	185.9	187.5	1.5	3.87
SV12-579	FA	172.2	173.7	1.5	0.75
	FA	198.1	199.6	1.5	2.71
	FA	269.7	271.3	1.5	12.14
SV12-580	FA	No significant intercept
SV12-581	MS	179.8	181.4	1.5	1.03
	FA	211.8	213.4	1.5	1.68
SV12-582c	FA	No significant intercept
SV12-583c	FA	30.5	38.1	7.6	0.51
	Additional Assays Pending
SV12-584c	FA	86.9	88.4	1.5	1.44
	Additional Assays Pending
SV12-585c	FA	13.7	15.2	1.5	0.45

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
	FA	39.6	41.1	1.5	0.72
	FA	341.7	376.4	34.7	1.20
includes	FA			3.0	6.65
and	FA			1.5	6.65
SV12-586c	Pending
SV12-589	MS	333.8	358.1	24.4	1.92
includes	MS			1.5	5.97
and	MS			3.0	10.39
	MS	370.3	416.1	45.7	1.03
includes	MS			1.5	3.46
and	MS			1.5	4.56
SV12-590	FA	7.6	10.7	3.0	1.44
	FA	150.9	152.4	1.5	0.34
	FA	303.3	304.8	1.5	0.86
	FA	320.0	321.6	1.5	2.71
	FA	352.0	353.6	1.5	0.89
SV12-591	FA	132.6	134.1	1.5	0.75
	FA	140.2	141.7	1.5	0.55
	FA	178.3	184.4	6.1	1.03
	FA	198.1	199.6	1.5	0.51
	FA	257.6	266.7	9.1	0.31
	FA	385.6	387.1	1.5	1.30
	FA	405.4	406.9	1.5	0.69
	FA	420.6	423.7	3.0	0.58
	FA	445.0	446.5	1.5	0.99
SV12-592	FA	164.6	166.1	1.5	0.38
	MS	307.8	310.9	3.0	0.86
	MS	320.0	332.2	12.2	0.69
	MS	356.6	358.1	1.5	2.64
	MS	411.5	414.5	3.0	0.86

Reverse circulation drilling was conducted by Hard Rock Drilling of Elko, Nevada. Core drilling was conducted by TonaTec Exploration of Mapleton, Utah. Drill hole numbers ending with a "C" indicate core holes. Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada using 30 gram fire assay methods (FA) and by metallic screen assay methods (MS). Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness. Intervals may not match to the nearest tenth due to arithmetic rounding.

Spring Valley is a large, porphyry-hosted gold system, located about 20 miles northeast of Lovelock in Pershing County, Nevada. A May, 2011 updated resource estimate released by Midway reported 2.16 million ounces of gold in the combined Measured and Indicated categories at a cut-off grade of 0.14 gpt. There is an additional Inferred resource of 1.97 million ounces of gold at the same cut-off grade. The Measured resource is 0.93 million ounces contained within 59.0 million tonnes grading 0.49 gpt, the Indicated resource is 1.23 million ounces contained within 85.8 million tonnes grading 0.45 gpt, and the Inferred resource is contained within 103.9 million tonnes grading 0.59 gpt. The estimate was prepared for Midway by Gustavson Associates, LLC of Lakewood, Colorado (Midway press release dated May 2, 2011). The updated resource includes Barrick’s 2009 and 2010 drill results and significantly increased the resource in the Measured and Indicated categories and added additional Inferred resources.

This release has been reviewed and approved for Midway by William S. Neal (M.Sc., CPG), Vice President of Geological Services of Midway, a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, reserve and resource estimates, estimated NPV of the project, anticipated IRR, estimated strip ratio, anticipated mining methods at the project, the estimated economics of the project, anticipated gold recoveries and annual production, estimated capital costs, operating cash costs and total production costs, planned development drilling and anticipated expansion of the resource, and the outcome of the permitting process. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold reserved and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical reports referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.